Exhibit 99.8

FORM OF INVESTOR SUPPORT AGREEMENT

THIS INVESTOR SUPPORT AGREEMENT (this “Agreement”) is dated as of July 25, 2022 by and among Frazier Lifesciences Acquisition Corporation, a blank check company incorporated as a Cayman exempted company (“FLAC”), and the shareholder of FLAC whose name appears on the signature page of this Agreement (the “Investor”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, FLAC, NewAmsterdam Pharma Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Company”), NewAmsterdam Pharma Company B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, which was formed by the Company for the sole purpose of consummating the transactions contemplated by the Business Combination Agreement (as defined below), and which shall convert into a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands prior to the Merger (as defined below) (“Holdco”), and NewAmsterdam Pharma Investment Corporation, a Cayman Islands exempted company and a direct wholly owned subsidiary of Holdco (“Merger Sub”), have entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (i) the Company shall cause each Company Shareholder to contribute and transfer each Company Share held by it to Holdco and Holdco shall accept such contribution and in exchange issue to such holder such number of Holdco Shares that is equal to the Applicable Exchange Consideration Per Share with respect to such Company Share and (ii) Merger Sub will merge with and into FLAC, with FLAC surviving as a wholly owned subsidiary of Holdco, on the terms and subject to the conditions therein (the “Merger”);

WHEREAS, as of the date hereof, the Investor beneficially owns (as defined in Rule 13d-3 under the Exchange Act), and has sole voting power with respect to the number and type of FLAC Shares, and owns the FLAC Warrants, as indicated on the signature page hereto;

WHEREAS, as an inducement to FLAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

COVENANTS

Section 1.1 Agreement to Vote. The Investor hereby agrees to appear and vote at any duly called meeting of the shareholders of FLAC (or any adjournment or postponement thereof), provide his, her or its written consent in any action by written resolution of the shareholders of FLAC, or in any other circumstance in which the vote, consent or other approval of the shareholders of FLAC is sought, all of such FLAC Shares, and in each case cause all the FLAC Shares held by the Investor to be counted as present thereat for purposes of calculating a quorum, and vote or provide his, her or its consent: (a) in favor of the Business Combination Agreement and the Transactions, including in favor of each Transaction Proposal, (b) in favor of any other matter reasonably necessary or required to the consummation of the Transactions and considered and voted upon by the shareholders of FLAC and (c) against any proposal that conflicts or materially impedes or interferes therewith, including any FLAC Acquisition Proposal, or would adversely affect or delay the consummation of the Transactions.

Section 1.2 No Redemption. The Investor hereby agrees, for the benefit of FLAC, not to redeem, or to submit a request to FLAC’s transfer agent to redeem or otherwise exercise any right to redeem, any FLAC Shares and to reverse and revoke any prior redemption elections made with respect to the FLAC Shares.

Section 1.3 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Date and (b) such date and time as the Business Combination Agreement shall be validly terminated in accordance with Section 7.1 thereof, the Investor shall not (i) sell, offer to sell, contract or agree to sell, assign, hypothecate, pledge, create a Lien on, grant any option to purchase, transfer, or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement/Proxy Statement), deposit into a voting trust, grant any proxy or power of attorney with respect to, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act) with respect to, any FLAC Shares or FLAC Warrants held by the Investor, (ii) enter into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any FLAC Shares or FLAC Warrants held by the Investor (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers from the Investor to any of the Investor’s Affiliates, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to FLAC a joinder to this Agreement in the form attached hereto as Annex A.

Section 1.4 New Shares. In the event that (a) any FLAC Shares, FLAC Warrants or other Equity Securities of FLAC are issued to the Investor or any of its Affiliates after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, conversion or exchange of FLAC Shares or FLAC Warrants of, on or affecting the FLAC Shares or FLAC Warrants owned by the Investor or otherwise, (b) the Investor purchases or otherwise acquires beneficial ownership of any FLAC Shares, FLAC Warrants or other Equity Securities of FLAC after the date of this Agreement, or (c) the Investor acquires the right to vote or share in the voting of any FLAC Shares or other Equity Securities of FLAC after the date of this Agreement (such FLAC Shares, FLAC Warrants or other Equity Securities issued, purchased or acquired as described in any of the foregoing clauses (a) through (c), collectively, the “New Securities”), then (x) the Investor shall notify FLAC in writing and as promptly as practicable of any such New Securities and (y) such New Securities shall be subject to the terms of this Agreement to the same extent as if they constituted the FLAC Shares or FLAC Warrants owned by the Investor as of the date hereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Investor. The Investor represents and warrants as of the date hereof to FLAC as follows:

(a) Organization; Due Authorization. The Investor has the full power and authority to execute and deliver this Agreement and to perform the Investor’s obligations hereunder. If the Investor is an entity, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Investor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Investor. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with the terms hereof (except as enforceability may be limited by the Enforceability Exceptions). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Investor.

(b) Ownership. The Investor is the record and beneficial owner (as defined in the Exchange Act) of, and has good title to the FLAC Shares and FLAC Warrants set forth on the signature page hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such FLAC Shares or FLAC Warrants (other than transfer restrictions under the Securities Act)) affecting any such FLAC Shares or FLAC Warrants, other than Liens pursuant to (i) this Agreement, (ii) FLAC’s Governing Documents, (iii) the Business Combination Agreement, or (iv) any applicable securities Laws. The FLAC Shares and FLAC Warrants set forth on the signature page hereto are the only Equity Securities in FLAC owned of record or beneficially by the Investor on the date of this Agreement, and none of the Investor’s FLAC Shares or FLAC Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such FLAC Shares or FLAC Warrants, except as provided hereunder. Other than the FLAC Warrants, the Investor does not hold or own any rights to acquire (directly or indirectly) any Equity Securities of FLAC or any securities convertible into, or which can be exchanged for, Equity Securities of FLAC.

(c) No Conflicts. The execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Investor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Investor or the Investor’s FLAC Shares or FLAC Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Investor of its, his or her obligations under this Agreement, the Business Combination Agreement or the transactions contemplated hereby or thereby.

(d) Litigation. There are no Proceedings pending against the Investor, or, to the knowledge of the Investor, threatened against the Investor, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Investor of its, his or her obligations under this Agreement, the Business Combination Agreement or the transactions contemplated hereby or thereby.

(e) No Brokers. No investment banker, broker, finder, consultant or intermediary or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of the Investor in connection with its entering into this Agreement.

(f) Acknowledgment. The Investor understands and acknowledges that each of FLAC, Holdco and the Company is entering into the Business Combination Agreement in reliance upon the Investor’s execution and delivery of this Agreement.

(g) No Other Representations or Warranties. Except for the representations and warranties made by the Investor in this Article II, neither the Investor nor any other Person makes any express or implied representation or warranty to FLAC, Holdco or the Company in connection with this Agreement or the transactions contemplated by this Agreement, and the Investor expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of: (a) the valid termination of the Business Combination Agreement in accordance with Section 7.1 thereof prior to the Closing, (b) the liquidation of FLAC and (c) the written agreement of the Investor, FLAC, Holdco and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

Section 3.2 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction, any other Delaware state court), for the purposes of any Proceeding (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 3.2 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (1) the Proceeding in any such court is brought against such party in an inconvenient forum, (2) the venue of such Proceeding against such party is improper or (3) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 3.8 below shall be effective service of process for any such Proceeding.

Section 3.3 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction, any other Delaware state court), this being in addition to any other remedy to which such party is entitled at law or in equity, and in each case, without posting a bond or undertaking and without proof of damages. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 3.6 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by FLAC and the Investor. Notwithstanding anything to the contrary contained herein, any holder of FLAC Shares or FLAC Warrants may become party to this Agreement by executing and delivering a joinder to this Agreement in the form attached hereto as Annex A. In such event, each such Person shall thereafter shall be deemed an Investor for all purposes under this Agreement.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

If to FLAC:

Frazier Lifesciences Acquisition Corporation

Two Union Square

601 Union St., Suite 3200

Seattle, Washington 98101

Attention:     James N. Topper

      David Topper

E-mail:

with a copy (which will not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention:     Jocelyn M. Arel

      Jacqueline Mercier

E-mail:         jarel@goodwinlaw.com

      jmercier@goodwinlaw.com

If to the Investor, to the address or facsimile number set forth for the Investor on the signature page hereto.

Section 3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11 Further Assurances. From time to time and without additional consideration, the Investor shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as FLAC may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

FLAC:

FRAZIER LIFESCIENCES ACQUISITION CORPORATION

By:
Name: James N. Topper
Title: Chief Executive Officer

[Signature Page to Investor Support Agreement]

INVESTOR:

By:
Name:
Title:

Address:

FLAC Shares owned:

FLAC Warrants owned:

[Exhibit A to Investor Support Agreement]

Exhibit A

Form of Joinder Agreement

The undersigned is executing and delivering this joinder agreement (this “Joinder”) pursuant to the Investor Support Agreement, dated as of [•], 2022 (as the same may hereafter be amended, the “Investor Support Agreement”), by and among Frazier Lifesciences Acquisition Corporation, a blank check company incorporated as a Cayman Islands exempted company, and the Investors thereto. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Investor Support Agreement.

By executing and delivering this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Investor Support Agreement as an Investor in the same manner as if the undersigned were an original signatory to the Investor Support Agreement. For purposes of the Investor Support Agreement and Schedule I thereto, the table below sets forth the name of the undersigned Investor, the number and type of FLAC Shares held by the Investor and the number of FLAC Warrants held by the Investor:

Name of Investor	Number and Type of FLAC Shares Beneficially Owned	FLAC Warrants Beneficially Owned
[Name]	[ ]	[ ]

Accordingly, the undersigned has executed and delivered this Joinder as of the date written below.

Date: [•], 2022

By:
Name:
Title:

Address for Notices:

With copies to:

[Exhibit A to Investor Support Agreement]